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                                   EXHIBIT 21

                      SIGNIFICANT SUBSIDIARY OF THE COMPANY


            Name of Subsidiary               Jurisdiction of Incorporation
            ------------------               -----------------------------
            Haggar Clothing Co.                        Nevada


















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